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                                                                    Exhibit 23.5

                          CONSENT OF GEOTHERMEX, INC.

     In connection with the filing with the Securities and Exchange Commission on or about October 7, 1999, of Amendment No. 1 to Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") of Caithness Coso Funding Corp. (the "Issuer"), Coso Finance Partners, Coso Energy Developers and Coso Power Developers, relating to the Issuer's offer to exchange any and all of its outstanding 6.80% Series A Senior Secured Notes due 2001 for its 6.80% Series B Senior Secured Notes due 2001 and any and all of its 9.05% Series A Senior Secured Notes due 2009 for its 9.05% Series B Senior Secured Notes due 2009, the undersigned hereby consents to the references to it in the prospectus (the "Prospectus") included in the Exchange Offer Registration Statement and to the inclusion of its report entitled "Independent Review of Steam Supply and Resource - Related Capital and Operating Costs - Coso Geothermal Field for Caithness Coso Funding Corporation [sic]" dated May 1999, as Exhibit C to the Prospectus.


Dated:  October 6, 1999             GEOTHERMEX, INC.


                                    By /s/ Subir K. Sanyal
                                      ___________________________
                                           Subir K. Sanyal
                                           President